As filed with the Securities and Exchange Commission on October 18, 2013

Registration No. 333-191195

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Defense & National Security Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	46-3134302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190
(202) 800-4333

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dale R. Davis, Chief Executive Officer
Global Defense & National Security Systems, Inc.
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190
(202) 800-4333

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500 (650) 470-4570 — Facsimile	Robert H. Cohen, Esq. Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 Tel: (212) 547-5400 (212) 547-5444 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Global Defense & National Security Systems, Inc. is filing this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-191195) solely for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. No other changes have been made to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$10,000
FINRA filing fee	10,850
Accounting fees and expenses	45,000
NASDAQ listing fee	50,000
Printing and engraving expenses	45,000
Legal fees and expenses	350,000
Travel and Roadshow expenses	30,000
Miscellaneous	54,150	(1)
Total	$600,000

(1)	This amount represents additional expenses that may be incurred by the registrant in connection with its initial public offering over and above those specifically listed above.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be indemnified by us to the fullest extent permitted by applicable law, as now or hereafter in effect; provided that, we shall not be obligated to indemnify any director or officer in connection with any claim made against such director or officer: (a) for which payment has actually been received by or on behalf of such director or officer under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such director or officer of our securities within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; (c) prior to a change in control, in connection with any proceeding (or any part of any proceeding) initiated by such director or officer, including any proceeding (or any part of any proceeding) initiated by such director or officer against us or our directors, officers, employees or agents, unless (i) our board of directors authorized the proceeding (or any part of any proceeding) prior to its initiation or (ii) we provide the indemnification payment, in our sole discretion, pursuant to the powers vested in us under applicable law; or (d) for payments in fulfillment of the obligations of such director or officer pursuant to such director’s or officer’s letter agreement with us as described in this prospectus. Notwithstanding the foregoing, our amended and restated certificate of incorporation also provides that no director, officer, employee or agent shall be entitled to indemnification to the extent that such person is finally adjudged by a court of competent jurisdiction that such person breached his or her duty of loyalty or engaged in any intentional misconduct or a knowing violation of law.

Subject to the foregoing, all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article VIII of our By-laws provides:

“Section 8.1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and had no reasonable cause to believe such person’s conduct was unlawful unless such person authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from such person’s actions in the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself adversely affect the right of the person to indemnification or create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and had no reasonable cause to believe that such person’s conduct was unlawful. No indemnification for expenses shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding the foregoing, such person shall not be entitled to indemnification to the extent that is finally adjudged by a court of competent jurisdiction that such person breached his or her duty of loyalty or engaged in any intentional misconduct or a knowing violation of law.

Section 8.3. Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, unless such directors elect to have such determination made by independent legal counsel in a written opinion. To the extent, however, that a present or former director or officer of the Corporation is a party to (or a participant in) and has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the Corporation shall, to the fullest extent permitted by applicable law, indemnify such person against all expenses actually and reasonably incurred by such person in connection therewith. If such person is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Corporation shall, to the fullest extent permitted by applicable law, indemnify such person against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding the foregoing, the Corporation shall not be obligated to make any indemnification in connection with any claim made against a director or officer: (a) for which payment has actually been received by or on behalf of such person under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such person of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; (c) prior to a change in control, in connection with any proceeding (or any part of any proceeding) initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against the Corporation or its directors, officers, employees or agents, unless (i) the Board of Directors authorized the proceeding (or any part of any proceeding) prior to its initiation or (ii) the Corporation provides the indemnification payment, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or (d) for payments in fulfillment of the obligations of such person pursuant to such person’s letter agreement with the Corporation, substantially in the form listed as Exhibit 10.1 to the registration statement of the Corporation on Form S-1, as amended (File No. 333-191195).

Section 8.4. Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 8.5. Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.6. Expenses Payable in Advance. To the fullest extent not prohibited by applicable law, the Corporation shall pay the expenses incurred by a director or officer (or reasonably expected by such person to be incurred within three months) in connection with any proceeding within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, prior to the final disposition of any proceeding. Advances shall be made without regard to such person’s ability to repay the expenses and without regard to such person’s ultimate entitlement to be indemnified under Section 1 or Section 2 of this Article VIII. Advances shall include any and all reasonable expenses incurred pursuing a proceeding to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. To the fullest extent required by applicable law, such payments of expenses in advance of the final disposition of the proceeding shall be made only upon the Corporation’s receipt of an undertaking, by or on behalf of the such person, to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the Corporation under this Article VIII, such person’s letter agreement with the Corporation, substantially in the form listed as Exhibit 10.1 to the registration statement of the Corporation on Form S-1, as amended (File No. 333-191195), the Corporation’s amended and restated certificate of incorporation, applicable law or otherwise. This Section shall not apply to any claim made by a director or officer for which an indemnification payment is excluded pursuant to Section 3 of this Article VIII.

Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.8. Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.9. Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.10. Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.11. Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.”

We will enter into indemnification agreements with each of our directors and officers, substantially in the form which is filed as Exhibit 10.10 to this Registration Statement. Subject to the exceptions described in our amended and restated certificate of incorporation in this section, these agreements will require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Global Defense & National Security Holdings LLC	2,003,225

Such shares were issued to our sponsor on July 19, 2013 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as the shares were sold to accredited investors. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0125 per share.

Our sponsor has committed to purchase from us 585,000 shares at $10.00 per share (for an aggregate purchase price of $5,850,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. The issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.**
3.2	Amended and Restated Certificate of Incorporation.*
3.3	By-laws.*
4.1	Specimen Common Stock Certificate.**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and sponsor.**
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Sponsor.**
10.4	Promissory Note issued to the Sponsor.**
10.5	Form of Registration Rights Agreement between the Registrant and the Sponsor.**
10.6	Amended and Restated Subscription Agreement between the Registrant and the Sponsor.**
10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.8	Form of Private Placement Agreement between the Registrant and the Sponsor.**
10.9	Form of Right of First Refusal Agreement between the Registrant and Global Integrated Security (USA) Inc.**
10.10	Form of Indemnification Agreement.**
14	Code of Ethics.**
23.1	Consent of Rothstein Kass.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).**

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to this offering shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 18th day of October, 2013.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Frederic Cassis Name: Frederic Cassis Title: Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Damian Perl	Chairman of the Board of Directors	October 18th, 2013
* Dale R. Davis	Chief Executive Officer, President and Director (Principal Executive Officer)	October 18th, 2013
* Craig Dawson	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	October 18th, 2013
/s/ Frederic Cassis Frederic Cassis	Secretary and Director	October 18th, 2013
* Gavin Long	Senior Vice President, Corporate Development	October 18th, 2013
* Dean G. Popps	Director	October 18th, 2013
* Hon. David C. Gompert	Director	October 18th, 2013
* Dr. John Gannon	Director	October 18th, 2013
*By: /s/ Frederic Cassis Frederic Cassis Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.**
3.2	Amended and Restated Certificate of Incorporation.*
3.3	By-laws.*
4.1	Specimen Common Stock Certificate.**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and sponsor.**
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.**
10.3	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Sponsor.**
10.4	Promissory Note issued to the Sponsor.**
10.5	Form of Registration Rights Agreement between the Registrant and the Sponsor.**
10.6	Amended and Restated Subscription Agreement between the Registrant and the Sponsor.**
10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.8	Form of Private Placement Agreement between the Registrant and the Sponsor.**
10.9	Form of Right of First Refusal Agreement between the Registrant and Global Integrated Security (USA) Inc.**
10.10	Form of Indemnification Agreement.**
14	Code of Ethics.**
23.1	Consent of Rothstein Kass.**
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).**

*	Filed herewith.
**	Previously filed.